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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 5, 2012 (April 5, 2012)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Furnished as Exhibit 99.1 and incorporated herein by reference in its entirety is a copy of the presentation to be presented by Holly Energy Partners, L.P. (the “Partnership”) on April 5, 2012 at the Retail Investors Conferences.com Virtual Investor Presentation and to current and potential investors at other meetings throughout 2012.

A copy of the presentation will also be made available in the investors section of the Partnership’s website at www.hollyenergy.com, although the Partnership reserves the right to discontinue that availability at any time.

By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available. The information contained in this report on Form 8-K, including the information contained in Exhibit 99.1, is intended to be considered in the context of the Partnership’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Partnership may make, by press release or otherwise, from time to time. The Partnership disclaims any current intention to revise or update the information contained in this report, including the information contained in Exhibit 99.1, although the Partnership may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Presentation by the Partnership to be presented on April 5, 2012 at the Retail Investors Conferences.com Virtual Investor Presentation.*

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* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By: HEP Logistics Holdings, L.P., its General Partner

By: Holly Logistic Services, L.L.C., its General Partner

By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and
Chief Financial Officer
Date:    April 5, 2012

EXHIBIT INDEX
Exhibit Number        Exhibit Title

99.1	Presentation by the Partnership to be presented on April 5, 2012 at the Retail Investors Conferences.com Virtual Investor Presentation.*

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* Furnished herewith.